Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111

701 Pennsylvania Avenue, N.W.                            Telephone: 617/542-6000
Washington, D.C. 20004                                   Fax: 617/542-2241
Telephone: 202/434-7300
Fax: 202/434-7400




                                                                   June 11, 1998

        America Online, Inc.
        22000 AOL Way
        Dulles, Virginia 20166-9323

        Gentlemen:

                 We have acted as counsel to America Online, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of (i) $350,000,000 principal amount of 4% Convertible Subordinated Notes due November 15, 2002 (the "Notes") and the shares of common stock, $.01 par value per share (the "Common Stock"), issuable upon conversion thereof (the "Conversion Shares") and
        (ii) 204,139 previously issued shares of Common Stock unrelated to the Notes (the "Resale Shares," and together with the Notes and Conversion Shares, the "Offered Securities"). The Offered Securities are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders") pursuant to the Registration Statement. The Company has not engaged any underwriters in connection with the proposed filing of the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement.

                 In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and Restated By-Laws, as amended to date; such records of the corporate proceedings of the Company as we deemed material; and the Registration Statement and the exhibits thereto filed with the Commission. With respect to our opinions below regarding the Resale Shares, we have relied entirely upon the opinion of the Vice President, Deputy General Counsel of the Company.

                 In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                 The opinion set forth in subsection (iii) of the following paragraph assumes conversion of the Notes in accordance with the terms thereof.

                 Based upon the foregoing, we are of the opinion that, (i) the Notes, Conversion Shares and Resale Shares have been duly and validly authorized by the Company, (ii) the Notes have been duly and validly issued, are fully paid and non-assessable, and represent binding obligations of the Company, (iii) the Conversion Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock, upon issuance and (iv) the Resale Shares have been duly and validly issued, are fully paid and non-assessable shares of Common Stock.

                 Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Offered Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

                 We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.


                                                Very truly yours,



                                                /s/Mintz, Levin, Cohn, Ferris,
                                                Glovsky and Popeo, P.C.
                                                Mintz, Levin, Cohn, Ferris,
                                                Glovsky and Popeo, P.C.